                                                                     Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-87216 of Kentucky Power Company on Form S-3 of our reports dated February 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 30, 2003